Exhibit 10.3
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
     This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of June 23, 2006 by and between SUN MICROSYSTEMS, INC., a Delaware corporation (“Seller”) and BIOMED REALTY, L.P., a Maryland limited partnership (“Buyer”).
RECITALS
     A. Buyer and Seller are the parties to that certain Purchase and Sale Agreement entered into as of June 7, 2006 (the “Original Agreement”). The Original Agreement was amended by that certain First Amendment to Purchase and Sale Agreement dated as of June 22, 2006 (the Original Agreement, as so amended, the “Agreement”). Capitalized terms used herein without definition shall have the meanings specified in the Agreement.
     B. Buyer and Seller desire to amend the Agreement in certain respects, as more specifically set forth below.
AGREEMENT
     In consideration of the mutual covenants set forth herein, Buyer and Seller agree as follows:
     1. Amendment to Definition of Property. Section 1.1.3 of the Agreement is hereby amended to delete clause (iii). All furniture existing and in place in the Buildings, all personal property owned by Seller (including computers, other electronic equipment and proprietary hardware, but excluding any land use or related approvals and permits that relate to the Property which approvals and permits shall be conveyed to Buyer) and all proprietary software owned by Seller, shall remain the property of Seller.
     2. Amendment Concerning Condition of Parking Areas. Buyer has inspected the parking areas on the Land (the “Parking Areas”), and has certain concerns about the condition of the Parking Areas. Notwithstanding such concerns, Buyer has agreed to proceed with the purchase of the Property in its “AS-IS CONDITION” with all faults as of the date of the Closing in accordance with Section 10.6 of the Agreement. Seller is not responsible for, and shall not be required to pay (either as Seller or as Tenant under the Leases), any costs or expenses related to the repair, maintenance, resurfacing or other improvements to the Parking Areas.
     3. Amendment to Purchase Price. In consideration of Buyer agreeing to purchase the Property notwithstanding the condition of the Parking Areas, as set forth in Section 2 of this Amendment, Seller and Buyer agree that the Purchase Price set forth and defined in Section 2.1 of the Agreement shall be reduced by One Million Dollars ($1,000,000) so that the “Purchase Price” shall be Two Hundred Fourteen Million Dollars ($214,000,000).
     4. Amendments to Exhibit E.

          (a) Section 4.4 of Exhibit E of the Agreement is hereby amended to delete the existing Section 4.4, and replace the existing Section 4.4 with a new Section 4.4 as follows:
4.4 The furniture existing and in place in the Building at the commencement of the Term belongs to Tenant. At the end of the Term, Tenant will remove Tenant’s furniture from the Building in accordance with Section 6.4.
          (b) Section 5.2 of Exhibit E is amended to delete the phrase “(other than the furniture described in Section 4.4)” in the second sentence and in the third sentence of Section 5.2 of Exhibit E.
          (c) Section 6.4 of Exhibit E is hereby amended to delete the phrase “, subject to the provisions of Section 4.4” from the second sentence of Section 6.4.
     5. End of Diligence Period. Buyer acknowledges that the Due Diligence Period expires on June 23, 2006, and Buyer has elected not to exercise its right to terminate the Agreement under Section 4.2 of the Agreement.
     6. Miscellaneous. Except as set forth herein, the Agreement shall continue in full force and effect. This Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SELLER: Sun Microsystems, Inc., a Delaware corporation		BUYER: BioMed Realty, L.P., a Maryland limited partnership

By:	/s/ MICHAEL LEHMAN	By:	/s/ GARY A. KREITZER

Printed Name:	Michael E. Lehman	Printed Name:	Gary A. Kreitzer

Title:	CFO and EVP, Corporate Resources	Title:	EVP

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